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                      INAMED CORPORATION AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENT
                       FOR THE MONTH ENDED APRIL 30, 1996

Net Sales                                                    $10,393,159
Cost of goods sold                                             2,287,516
                                                             -----------
     GROSS PROFIT                                              8,105,643

Operating expenses:
  Marketing                                                    2,450,315
  General and administrative                                   2,200,666
  Research and development                                       295,528
                                                             -----------
     TOTAL OPERATING EXPENSES                                  4,946,509

     OPERATING INCOME                                          3,159,134

Other income (expense):
  Interest income                                                 39,019
  Interest expense                                              (361,275)
  Foreign currency transaction gains (losses)                   (229,578)
  Miscellaneous income                                            18,787
                                                             -----------
      NET OTHER EXPENSE                                         (533,047)

      INCOME BEFORE INCOME TAX                                 2,626,087
      EXPENSE

Income tax expense                                               680,451
                                                             -----------
      NET INCOME                                             $ 1,945,636
                                                             -----------
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      NET INCOME PER SHARE OF COMMON STOCK                   $       .25
                                                             -----------
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      WEIGHTED AVERAGE COMMON SHARES OUTSTANDING               7,602,404
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